Exhibit 10.49

FIFTH AMENDMENT TO THE

CHRISTOPHER & BANKS CORPORATION

1997 STOCK INCENTIVE PLAN

July 30, 2003

RECITALS:

A.            The Christopher & Banks Corporation 1997 Stock Incentive Plan (the “Plan”) was adopted by the Board of Directors of Christopher & Banks Corporation (the “Company”) and was approved by the shareholders of the Company on July 17, 1997 and amended on July 22, 1998, July 28, 1999, July 26, 2000 and August 1, 2001.  The Plan is now in full force and effect.

B.            The Company desires to amend the Plan to increase the number of shares of common stock available for issuance under the Plan in accordance with the Company’s annual meeting of shareholders held on July 30, 2003.

AMENDMENT:

THEREFORE, the Plan is hereby amended as follows:

1.             The first sentence of paragraph 4 of the Plan is hereby amended to read as follows:

“4.  Stock Subject to the Plan.  The aggregate number of shares subject to the Plan shall be Four million Six Hundred Forty-two Thousand One hundred Eighty-eight (4,642,188) shares of the Common Stock of the Company, $.01 par value per share.”

2.             The foregoing amendment shall be effective as of July 30, 2003, the date the shareholders approved this Amendment.

3.             Except as modified hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of July 30, 2003.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Andrew K. Moller
Andrew K. Moller
Chief Financial Officer